                                                                  EXHIBIT 10.2



                               LUMINEX CORPORATION

                           RESTRICTED STOCK AGREEMENT

         THIS RESTRICTED STOCK AGREEMENT (this "Agreement") dated as of May 15, 2004, is entered into between Luminex Corporation, a Delaware corporation (the "Company"), and Patrick J. Balthrop (the "Stockholder"). The Company and the Stockholder agree as follows:

         1. DEFINITIONS.

                  1.1 The terms "Cause", "Change in Control", "Termination Other Than For Cause" and "Termination by Reason of Incapacity" shall have the respective meanings set forth in that certain Employment Agreement dated to be effective as of May 15, 2004 between Company and Stockholder (the "Employment Agreement").

                  1.2 "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         2. ACQUISITION OF RESTRICTED STOCK. Concurrently with the execution and delivery hereof, the Company has issued to the Stockholder 200,000 shares of the Company's common stock ("Common Stock") pursuant to the Company's 2000 Long-Term Incentive Plan (the "Plan"). The Company and the Stockholder have determined that it would be in their best interests to impose certain rights and obligations upon the Company, the Stockholder and his legal representatives, as the case may be, with respect to such 200,000 shares of Common Stock (as adjusted for stock splits, dividends and the like, the "Shares").

         3. RESTRICTION PERIOD. During the period (the "Restriction Period") commencing as of the date of this Agreement (the "Commencement Date") and ending on the fifth anniversary of the date of this Agreement, the Shares shall be subject to the restrictions described in Section 4 of this Agreement (the "Restrictions"). The Shares subject to the Restrictions at any given time are called the "Restricted Shares."

         4. RESTRICTIONS. The Restricted Shares shall be represented by one or more stock certificates registered in the name of the Stockholder. The Stockholder shall have the right to receive dividends on the Restricted Shares, to vote the Restricted Shares and to enjoy all other stockholder rights with respect thereto, except that (i) the Stockholder shall not be entitled to possession of the stock certificate representing the Restricted Shares, (ii) the Company shall retain custody of the stock certificate(s) representing the Restricted Shares, (iii) the Stockholder may not, other than as permitted under
Section 9.2, sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Shares and (iv) the Restricted Shares are subject to potential forfeiture as provided in Section 5 of this Agreement.

         5. FORFEITURE. Any Restricted Shares (and all voting and other rights associated with such Restricted Shares) shall be automatically forever forfeited to the Company on the fifth anniversary of the date of this Agreement to the extent that the Restrictions with respect to such Restricted Shares have not lapsed prior to the fifth anniversary of the date of this Agreement. In addition, any Restricted Shares (and all voting and other rights associated with such Restricted Shares) shall be forever forfeited (to the extent that the Restrictions with respect to such Restricted Shares have not previously lapsed) in the event (i) such Restricted Shares are transferred by operation of law to any Person other than the Company or in accordance with Section 9.2 for any reason (including without limitation the bankruptcy of the Stockholder and seizure and sale by legal process), or
(ii) the Stockholder's employment with the Company is terminated prior to the end of the Restriction Period. The Company shall not be obligated to pay the Stockholder any amount for the forfeiture of any Restricted Shares. The Stockholder shall be entitled to retain all Shares to which the Restrictions have ceased to apply.

         6. LAPSE OF RESTRICTIONS. The restrictions shall lapse only as follows:

                  (a) With respect to 33,333 Shares, after such time as the daily closing price of the Common Stock as reported on the Nasdaq National Market System has not been less than $20 per share (as proportionately adjusted to reflect any stock splits, stock dividends, like-kind stock distributions, recapitalizations, mergers or similar events concerning the Common Stock) for at least 60 consecutive calendar days;

                  (b) With respect to 33,333 Shares, after such time as the daily closing price of the Common Stock as reported on the Nasdaq National Market System has not been less than $25 per share (as proportionately adjusted to reflect any stock splits, stock dividends, like-kind stock distributions, recapitalizations, mergers or similar events concerning the Common Stock) for at least 60 consecutive calendar days;

                  (c) With respect to 66,667 Shares, upon Stockholder meeting reasonable objective written performance criteria relating to the Company's earnings before interest, taxes, depreciation and amortization (EBITDA) established within 120 days after the date of this Agreement by the Board of Directors of the Company or the Compensation Committee thereof (the "Board"). Before establishing such criteria, the Board shall consult with Stockholder and consider any criteria suggested by Stockholder; and

                  (d) With respect to 66,667 Shares, upon Stockholder meeting reasonable objective written performance criteria relating to the Company's revenues established within 120 days after the date of this Agreement by the Board. Before establishing such criteria, the Board shall consult with Stockholder and consider any criteria suggested by Stockholder.

Notwithstanding the foregoing, however, the Restrictions shall lapse automatically with respect to all 200,000 Shares (unless earlier forfeited in accordance with Section 5) upon the consummation of a Change of Control.

         7. RESTRICTIONS ON CORRESPONDING SECURITIES AND ASSETS. Any other securities or assets (other than ordinary cash dividends) that are received by the Stockholder with respect to any of the Restricted Shares shall be subject to the Restrictions to the same extent and for so long as such Restricted Shares to which such securities or other assets are attributable remain subject to the Restrictions.

         8. DELIVERY OF CERTIFICATES UPON LAPSE OF RESTRICTIONS. Promptly following the lapse of the Restrictions as to any of the Shares, the Company will deliver the stock certificate or certificate representing such Shares with respect to which the Restrictions have lapsed to the Stockholder or his legal representative.

         9. CERTAIN RESTRICTIONS ON TRANSFERABILITY OF SHARES BY THE STOCKHOLDER. The following restrictions shall apply to all Restricted Shares, whether or not issued or outstanding at the date of this Agreement.

                  9.1 Restriction on Transfers in Violation of the Securities Act. Notwithstanding any provision to the contrary contained herein, in no event shall the Stockholder make any disposition of the Shares, including a disposition by pledge, if such disposition might reasonably be expected to result in a violation of the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state's securities laws. Unless the Company agrees otherwise, the Stockholder shall be required to provide an opinion of counsel acceptable to the Company with regard to such intended disposition.

                  9.2 Permitted Transfers. The Stockholder may transfer all or any part of the Shares, to (i) the members of the immediate family of the Stockholder (including lineal descendants) or one or more trusts or partnerships for the benefit of the Stockholder and/or members of the immediate family of the Stockholder (including lineal descendants); or (ii) the estate of the Stockholder or to any heir, executor, administrator or lineal descendant of the Stockholder; provided that prior to any such transfer either the Stockholder or the transferee delivers to the Company a written instrument in accordance with
Section 10 and an opinion of counsel reasonably satisfactory to the Company in accordance with Section 9.1 to the effect that the transfer is exempt from registration under the Securities Act. In the event of a transfer under this
Section 9.2, such transferee(s) shall be deemed a Stockholder for purposes of this Agreement.

         10. ADDITIONAL ISSUANCES. It shall be a condition to the transfer of any Restricted Shares by the Stockholder to any Person that the recipient of such Restricted Shares shall become a signatory to this Agreement by executing an Addendum Agreement in the form and substance satisfactory to the Company.

         11. LEGENDS OF CERTIFICATES. The reverse side of each certificate reflecting ownership of the Restricted Shares subject to the Restrictions under
Section 4 shall bear the following legends:

                  THE SHARES REPRESENTED HEREBY AND THE SALE, ASSIGNMENT, TRANSFER, GIFT, BEQUEST, PLEDGE OR OTHER DISPOSITION THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS CONTAINED IN A RESTRICTED STOCK AGREEMENT DATED EFFECTIVE AS OF MAY 15,

                  2004, AMONG THE COMPANY AND THE HOLDER HEREOF. A COPY OF SUCH AGREEMENT AND ALL APPLICABLE AMENDMENTS THERETO WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THUS MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND AN OPINION IN FORM AND SUBSTANCE AND FROM COUNSEL SATISFACTORY TO THE COMPANY HAS BEEN RECEIVED BY THE COMPANY.

         12. NOTICES. Any notice required or permitted under this Agreement shall be in writing and shall be deemed to be delivered (i) upon physical delivery (if hand delivered); (ii) three business days after deposit in the United States mail (if mailed), postage prepaid, certified or registered mail, return receipt requested, addressed as set forth below or (iii) the day such notice is sent via facsimile as set forth below:

         Company:                 Luminex Corporation
                                  12212 Technology Boulevard
                                  Austin, Texas 78727
                                  Attention: General Counsel
                                  Fax: (512) 219-63295

         Stockholder:             Notices to Stockholder shall be given at the
                                  most recent address of Optionee on the
                                  Company records.

Notice given in any other manner shall be effective when received. The address for notice may be changed by notice given in accordance with this provision. If notice is required to be delivered to any party to this Agreement, a copy of such notice shall be delivered to all other parties to this Agreement.

         13. POWER OF ATTORNEY. The Chairman of the Board of the Company, from time to time, is hereby appointed the attorney-in-fact, with full power of substitution of the Stockholder for the sole purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which such attorney-in fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in fact is irrevocable and coupled with an interest. The Chairman of the Board of the Company, as attorney-in-fact for the Stockholder may, in the name of the Stockholder, make and execute all conveyances, assignments and transfers of the Restricted Shares, and the Stockholder hereby ratifies and confirms all that the Chairman of the

Board of the Company, as said attorney-in-fact, shall do so by virtue hereof, provided that the foregoing shall be solely for the purpose of carrying out the provisions of this Agreement. Nevertheless, the Stockholder shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the reasonable judgment of the Company, be advisable for the purposes hereof.

         14. WAIVER. No waiver of any provision of this Agreement shall constitute a waiver of any other provision of this Agreement, nor shall such waiver constitute a waiver of any subsequent breach of such provision.

         15. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the Stockholder and their heirs, executors, administrators and legal representatives and upon the Company and its successors and assigns.

         16. GOVERNING LAW; VENUE. The validity, construction, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without regard for any principles of conflict of laws. Any dispute arising out of or relating to this Agreement may be brought in a court of competent jurisdiction located in Austin, Texas, and both of the parties to this Agreement irrevocably submit to the exclusive jurisdiction of such courts in any such dispute, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the dispute shall be heard and determined only in any such court, and agrees not to bring any dispute arising out of or relating to this Agreement in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement among the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any dispute may be served on any party anywhere in the world.

         17. SEVERABILITY. If any provision of this Agreement is declared unenforceable by a court of last resort, such declaration shall not affect the validity of any other provision of this Agreement.

         18. CONSTRUCTION. The headings contained in this Agreement are for reference purposes only and shall not affect this Agreement in any manner whatsoever. Wherever required by the context, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular.

         19. AMENDMENTS. This Agreement may only be amended or modified by written agreement of the Company and the Stockholder.

         20. EFFECT OF PLAN AND AUTHORITY OF BOARD. This Agreement and the Shares granted hereby are subject to the Plan, which is incorporated herein by reference. The Board is authorized to make all determinations and interpretations with respect to matters arising under the Plan, this Agreement and the Shares granted hereunder. Capitalized terms used and not otherwise defined herein have the respective meanings given them in the Plan, which is attached hereto and incorporated herein by reference for all purposes.

         THE PARTIES HAVE EXECUTED THIS AGREEMENT EFFECTIVE AS OF THE DATE FIRST SET FORTH ABOVE.



LUMINEX CORPORATION



By:  /s/ Harriss T. Currie                        /s/ Patrick J. Balthrop
     ---------------------------                  -----------------------------
Name: Harriss T. Currie, its                      Patrick J. Balthrop
      Chief Financial Officer



         The undersigned, the spouse of the Stockholder, hereby joins in the execution and delivery of this Agreement to evidence her consent and approval to, and agreement to be bound by, all the terms and provisions hereof.


/s/ Mariterese Balthrop
-----------------------------------